                                                                    EXHIBIT 10.3

                      S&P COMSTOCK INFORMATION DISTRIBUTION
                                LICENSE AGREEMENT


                  AGREEMENT, made as of JUNE 13, 1997 by and between S&P ComStock, Inc. a corporation having offices at 600 Mamaroneck Avenue, Harrison, New York 1052S, and First International Financial ("Distributor"), having an office at 1413 22nd Avenue, S.W., Calgary, Alberta, Canada 12T 0R6.

                  WHEREAS, S&P ComStock, Inc. gathers, formats and distributes an information service comprised of certain securities and commodities prices and other data which is known as the S&P ComStock Service ("ComStock") and

                  WHEREAS, S&P ComStock, Inc. is licensed to distribute information from various Stock Exchanges, Commodity Exchanges, and other sources (collectively, "Sources") as part of S&P ComStock: and

                  WHEREAS, the parties desire that certain delayed information from S&P ComStock ("the ComStock Information") as specified in Exhibit A (Part
I), attached hereto, be made available to Distributor for display by Distributor on its Internet World Wide Web site (collectively, the "Distributor Service"), as described fully in Exhibit B, attached hereto.

                  NOW, THEREFORE, the parties mutually agree as follows:

1.       DISTRIBUTION LICENSE.

                  (a) Distributor is hereby granted for the term of this Agreement a nonexclusive, nontransferable right and license to distribute electronically the ComStock Information via the Distributor Service solely for access by Internet users of the Distributor Service (such users referred to herein as "Subscribers"), provided that the ComStock Information is supplied to the Subscribers by means (such as data encryption, or packet transmission-digitizing) which prevent unauthorized reception, use or retransmission and further provided that Distributor has executed in advance any and all necessary documents with the various Sources, which documents have been accepted and approved by the Sources. Notice of such Sources' acceptance and approval must be supplied to S&P ComStock, Inc. prior to Distributor's use or distribution of the ComStock Information.

                  (b) Distributor agrees and understands that it is not permitted to sublicense, transfer, or assign its rights hereunder and that it shall not permit the redistribution of the ComStock Information by any Subscriber or by any other third party without the express prior authorization of S&P ComStock, Inc. pursuant to a separate agreement or by mutually agreeable amendment executed and attached hereto.

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2.       COMSTOCK EQUIPMENT.

                  (a) During the term of this Agreement, S&P ComStock, Inc. shall provide Distributor the equipment listed in Exhibit C, attached hereto ("the ComStock Equipment"), for installation only at the site(s) specified therein. Distributor shall not relocate the ComStock equipment without the written permission of S&P ComStock, Inc.

                  (b) S&P ComStock, Inc. shall, at Distributor's expense and request, install, furnish, and maintain necessary modems and/or communications interface equipment.

                  (c) Distributor shall not attach, or permit or cause to be attached, any non-ComStock equipment to the ComStock communications line or the ComStock Equipment without the prior written permission of S&P ComStock, Inc.

                  (d) Distributor shall have no right in or to any of the ComStock Equipment except for the rights of use herein granted. Distributor shall pay all extraordinary costs for repair or replacement of the ComStock Equipment, over and above ordinary maintenance which shall be performed by S&P ComStock, Inc. Such extraordinary maintenance includes electrical work external to the ComStock Equipment, maintenance of accessories or attachments, and repair of damage to the ComStock Equipment resulting from accident, neglect, misuse, failure of electrical power or causes other than ordinary use. Distributor shall promptly return the ComStock Equipment in good condition, ordinary wear and tear excepted, upon termination of this Agreement for any reason.

3.       COMSTOCK INFORMATION.

                  (a) The furnishing to Distributor of the ComStock Information is conditioned upon strict compliance with the provisions of this Agreement, the applicable policies of the Sources, and with all local, state and federal regulations which might pertain to the use of the ComStock Information. It shall be the sole responsibility of Distributor to confirm with the applicable Sources whether or not all of the ComStock Information may be distributed by Distributor to its Subscribers. S&P ComStock, Inc. may discontinue provision of the ComStock Information hereunder, without notice, whenever the terms of its agreements with the Sources require such discontinuance, or if in its reasonable judgment S&P ComStock, Inc. finds a breach by Distributor of any of the provisions of this Agreement.

                  (b) Neither S&P ComStock, Inc., nor any of its affiliates, nor any Sources make any express or implied warranties (including, without limitation, any warranty of merchantability or fitness for a particular purpose or use). Neither S&P ComStock, Inc., any of its affiliates, or any Sources warrant that the ComStock information will be uninterrupted or error-free. Distributor expressly agrees that its use and distribution of the ComStock Information and its use of the ComStock Equipment is at the sole risk of Distributor and its Subscribers. S&P ComStock, Inc., its affiliates, and all Sources involved in creating or providing the ComStock Information will in no way be liable to Distributor or any of its Subscribers for any inaccuracies, errors or omissions, regardless of cause, in the ComStock Information or for any defects or failures in the ComStock Equipment, or for any damages (whether direct or indirect, or consequential, punitive or exemplary) resulting therefrom. The liability of S&P ComStock, Inc. and its affiliates in any and all categories, whether arising from contract, warranty, negligence, or

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otherwise shall, in the aggregate, in no event exceed one month's ComStock
Information Delivery Fee.

                  (c) Distributor agrees that it shall not display the ComStock Information in the Distributor Service without a prominent notice indicating that the ComStock Information is being displayed on a minimum fifteen (15) minute delayed basis, except for where real-time information is displayed.

                  (d) Distributor also agrees to include S&P Comstock's Terms and Condition of Use, a copy of which is attached hereto as Exhibit E, within the Distributor Service in a manner which alerts Subscribers of the applicability thereof.

                  (e) Distributor shall clearly and prominently identify S&P ComStock as the source of the ComStock Information by display of the S&P ComStock logo (the "Logo") in a manner to be agreed to by the parties. Distributor shall also create a hypertext or other computer link from the Logo to the S&P ComStock Site on the World Wide Web.

                  (f) Distributor represents and warrants that it has and will employ adequate security procedures to prevent the unauthorized access to the ComStock Information or corruption of the ComStock Information.

                  (g) Distributor agrees to indemnify and hold S&P ComStock, Inc. and its affiliates harmless from and against any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees, arising out of: (i) any liability of S&P ComStock, Inc. to any Subscriber where Distributor has failed to include the Terms and Conditions of Use in the Distributor Service pursuant to Section 3(d) above; or (ii) any breach or alleged breach on the part of Distributor or any Subscribers with respect to its/their obligations to obtain prior approvals from appropriate Sources and to comply with any applicable conditions, restrictions or limitations imposed by any Source.

                  (h) S&P ComStock, Inc. represents that it has the rights and licenses necessary to transmit the ComStock Information to Distributor, and that to the best of S&P ComStock, Inc.'s knowledge, the license granted to Distributor hereunder does not infringe any proprietary right or any third party right at common law or any statutory copyright.

                  (i) S&P ComStock, Inc. shall deliver the ComStock Information to Distributor at the site(s) set forth in Exhibit C or at such other locations as Distributor may designate within the continental United States or Canada.

4.       PAYMENTS.

                  In consideration for the license granted to Distributor by S&P ComStock, Inc. under this Agreement. Distributor shall make the following payments to S&P ComStock. Inc.:

                  (a) Distributor shall pay to S&P ComStock, Inc. a basic ComStock Information Delivery Fee of $520 per month, including all recurring charges for ComStock network connection, modem/line interface equipment, and standard equipment maintenance services as determined by S&P ComStock. Inc.'s standard price list. These charges, plus any

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applicable Source fees and state/local taxes, will be billed monthly in advance.
Nonrecurring charges such as installation, relocation and removals of ComStock Equipment will be separately billed in accordance with S&P ComStock, Inc.'s then-current standard rates.

                  (b) Distributor shall pay to S&P ComStock, Inc. a monthly Subscriber Fee the amount as calculated using the Schedule of Fees attached hereto as Exhibit D. The Subscriber Fees will be due and payable on the fifteenth (15th) day of each month and shall be based upon the number of Subscriber terminals receiving the ComStock Information via the Distributor Service (unless the Guaranteed Minimum is greater and therefore payable). Together with the Subscriber Fee payment, Distributor shall provide to S&P ComStock, Inc. on a monthly basis a list identifying the number of each Subscriber's terminals accessing the ComStock Information. S&P ComStock, Inc. shall keep such list confidential.

                  (c) Distributor shall be responsible for the payment of any and all applicable fees billed to S&P ComStock, Inc. or directly to Distributor by Sources, which fees result from Distributor's use and distribution of the ComStock Information. Distributor shall also be responsible for payment of any Subscriber's Source fees which must be paid directly by Distributor to the Sources. Distributor shall provide to S&P ComStock, Inc. a copy of its monthly Source fee reports when and as filed with the Sources.

                  (d) Any amounts payable to S&P ComStock, Inc. by Distributor hereunder which are more than thirty (30) days past due shall bear interest at the rate of 1-1/2% per month.

                  (e) S&P ComStock, Inc. may, in its sole discretion and at any time following the initial term of this Agreement, change the per-Subscriber fee payment schedule and/or the ComStock Information Delivery Fee as specified herein after having provided written notice to Distributor at least ninety (90) days in advance of such changes.

                  (f) S&P ComStock, Inc. may audit Distributor's records for the sole purpose of verifying the accuracy of Distributor's reported monthly Subscriber Fee payments as set forth in Paragraph 4(b), above. Distributor will make such records readily available to S&P ComStock, Inc. for inspection during normal working hours on one week's notice. S&P ComStock, Inc. agrees that Distributor's records will be treated as confidential and will not be used for any purpose other than verifying Distributor's compliance with this Agreement. Any such audit shall be at S&P ComStock, Inc.'s expense unless it is determined that S&P ComStock, Inc. has been underpaid by an amount exceeding five percent (5%) of the revenues actually received by S&P ComStock, Inc. in the period covered by the audit; in such case, the expense of the audit shall be borne by Distributor.

5.       INFORMATION ENHANCEMENTS; CHANGES TO DATA SPECIFICATION.

                  (a) Any additions of new Sources or other enhancements to the ComStock Information which may be made by S&P ComStock, Inc. during the term of this Agreement, while unidentified at this time, will be offered to Distributor under terms and conditions to be negotiated, provided that (i) S&P ComStock, Inc. has the necessary rights to convey such new information to Distributor for redistribution; and (ii) Distributor and S&P ComStock, Inc. execute a separate agreement or an amendment to this Agreement.


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


                  (b) S&P ComStock, Inc. shall have the right, on at least six
(6) months prior written notice, to change the ComStock Data Format Specification, provided that any such change shall be made effective generally by S&P ComStock, Inc. to its customers. Distributor shall be responsible at its own expense for making any modifications to its software necessitated by such change.

6.       TERM.

                  (a) This Agreement shall take effect upon its execution by an authorized representative of S&P ComStock, Inc. and of Distributor.

                  (b) The term of this Agreement shall be for an initial term of three (3) years commencing on the first day of service operation and shall continue thereafter for additional consecutive twelve (12) month terms, unless written notice of termination shall have been received by either party from the other at least ninety (90) days prior to the end of the initial term or of any additional twelve-month term. If S&P ComStock, Inc. increases charges to Distributor pursuant to Paragraph 4(f), above, Distributor shall have the option to terminate this Agreement by written notice to S&P ComStock, Inc. within sixty
(60) days of Distributor's receipt of notice of such increases; such termination will become effective no sooner than thirty (30) days from the last day of the month in which notice of termination by Distributor is received by S&P ComStock, Inc. Distributor shall have the right to cancel this agreement by providing at least ninety (90) days written notice after the first twelve (12) months, only if Distributor does not continue providing market information as part of its Distributor's service.

                  (c) During the term or this Agreement, Distributor shall not distribute, market, sell and support any other market data feed other than the S&P ComStock data feed.

7.       MARKETING.

                  Distributor may not use the names "ComStock", "SPC.", or "S&P ComStock, Inc.", which are proprietary to S&P ComStock, Inc., or refer to the ComStock Information in marketing or advertising materials without the prior written consent of S&P ComStock, Inc., such consent not to be unreasonably withheld. Upon S&P ComStock, Inc.'s written request, Distributor shall notify Subscribers by a display in the service itself that S&P ComStock is the source of the quote information and any sales literature discussing ComStock provided quotes shall list S&P ComStock as the provider of the service.

8.       RIGHTS TO DATA SPECIFICATION; OTHER CONFIDENTIAL INFORMATION.

                  (a) Distributor agrees and acknowledges that the Data Specification is a confidential and proprietary trade secret belonging to ComStock, and nothing in this Agreement conveys any proprietary rights whatsoever with regard to the Data Specification to Distributor. The Data Specification is provided to the Distributor strictly and solely for the purpose of developing internal computer software to receive the ComStock Information. Distributor may not use the Data Specification for any other purpose whatsoever, including, but not limited to, the development of systems for the receipt or transmission of computer data. Distributor may not give, transmit, or provide access to the ComStock Data Specification to any Subscriber or other third party. On any termination of this Agreement, regardless of cause, Distributor shall

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promptly return the Data Specification to S&P ComStock, Inc. and shall provide a written certification by an officer that no copies have been retained by Distributor.

                  (b) In addition to the duties imposed on Distributor pursuant to Paragraph 8(a), above, S&P ComStock, Inc. and Distributor agree to hold confidential any and all of each other's trade secrets, procedures, formulae, financial data.

                  Subscriber lists, and future plans, which may be learned before and during the term of this Agreement. Notwithstanding the foregoing, however, such duty of confidentiality shall not extend to information which is or comes into the public domain, is rightfully obtained from third parties not under a duty of confidentiality, or which is independently developed without reference to the other party's confidential information.

                  (c) The duties of confidentiality imposed herein shall survive any termination of this Agreement.

9.       PREVENTION OF PERFORMANCE.

                  Neither party shall be liable for any failure in performance of this Agreement if such failure is caused by acts of God, war, governmental decree, power failure, judgment or order, strike, or other circumstances, whether or not similar to the foregoing, beyond the reasonable control of the party so affected. Neither party shall have any liability for any default resulting from force majeure, which shall be deemed to include any circumstances beyond its control. Such circumstances shall include, but are not limited to acts of the government, fires, flood, strikes, power failures or communications line or network failures.

10. RIGHT OF TERMINATION IN THE EVENT OF BREACH OR BANKRUPTCY; RIGHT TO INJUNCTIVE RELIEF.

                  (a) Either party shall have the right to terminate this Agreement for material breach by the other party by giving thirty (30) days prior written notice, such termination to take effect unless the breach is cured or corrected within such notice period.

                  (b) If a receiver is appointed for either party's business or if either party petitions under the Bankruptcy Act and is adjudicated a bankrupt, declared an insolvent, or makes an assignment for the benefit of creditors, then the other party shall, upon thirty (30) days prior written notice, have the right to terminate this Agreement.

                  (c) Upon termination of this Agreement for any reason. Distributor shall cease all use and distribution of any of the ComStock Information.

                  (d) In addition to and notwithstanding the above, if Distributor, or any of its employees, agents or representatives. shall attempt to use or dispose of the ComStock Information or the Data Specification in a manner contrary to the terms of this Agreement S&P ComStock, Inc. shall have the right, in addition to such other remedies as may be available to it, to injunctive relief enjoining such acts or attempt, it being acknowledged that legal remedies are inadequate.


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11.      ASSIGNMENT.

                  This Agreement may not be assigned, sublicensed or otherwise transferred by either party without the written consent, except to a wholly owned subsidiary, of the other party, such consent not to be unreasonably withheld, provided, however, that no such consent shall be required with respect to any assignment by S&P ComStock, Inc. to its parent company, or to any S&P ComStock, Inc. affiliate. Any attempted transfer or assignment of this Agreement in violation of this provision shall be null and void.

12.      ENTIRE AGREEMENT.

                  This Agreement and its Exhibits embodies the entire agreement between the parties hereto. There are no promises, representations, conditions or terms other than those herein contained. No modification, change or alteration of this Agreement shall be effective unless in writing and signed by the parties hereto.

13.      NON-WAIVER.

                  The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights nor shall the same be deemed to be a waiver of any subsequent breach.

14.      NOTICES.

                  All notices under this Agreement shall be given in writing to the parties as follows:

                  To:                       S&P ComStock, Inc.
                                            600 Mamaroneck Avenue
                                            Harrison. New York 10528
                                            Attn.: Mr. Paul Zinone

                  To:                       First International Financial
                                            1413 22nd Avenue S.W.
                                            Calgary. Alberta
                                            Canada I2T 0R6
                                            Attn.: Mr. Brad Gunn

15.      GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of New York and the parties agree to select New York jurisdiction for any claims or disputes which may arise hereunder.


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                  IN WITNESS WHEREOF, Distributor and S&P ComStock, Inc. have caused this Agreement to be executed by their duly authorized respective officers, as of the day and year above written.

         S&P COMSTOCK. INC.

                                    By:  /s/ Paul S. Zinone

                                    Title:   V.P of Sales

                                    Date:    June 19, 1997


                                    DISTRIBUTOR

                                    By: /s/ Brad Gunn

                                    Title: PRESIDENT

                                    Date:  JUNE 13, 1997


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                                    EXHIBITS


            A.       COMSTOCK INFORMATION DEFINITION: AUTHORIZED COUNTRIES

            B.       DESCRIPTION OF DISTRIBUTOR SERVICE

            C.       LISTING OF COMSTOCK EQUIPMENT: DISTRIBUTOR DELIVERY SITES

            D.       SCHEDULES OF SUBSCRIBER FEES

            E.       TERMS AND CONDITIONS OF USE

                                    EXHIBIT A

PART 1:   INFORMATION DEFINITION

         STOCKS:

         NYSE
         NYSE Corporate Bonds
         AMEX. Boston, Philadelphia, Cincinnati, Midwest, Pacific
         Stock Exchanges and Instinet, NASD
         NASDAQ Over-the-Counter
         NASDAQ National Market System
         NASDAQ Level II
         U.S. Mutual Funds
         Alberta Stock Exchange
         Canadian OTC Automated Trading System
         Montreal Stock Exchange
         Toronto Stock Exchange
         Vancouver Stock Exchange

         STOCK/CURRENCY OPTIONS:

         AMEX. OPRA: Chicago Board of Options Exchange
         NYSE, Pacific, Philadelphia Stock Exchange

         FUTURE EXCHANGES:

         Chicago Board of Trade
         Chicago Mercantile Exchange
         Commodities Exchange Center
         Kansas City Board of Trade
         Mid-America Commodity Exchange
         Minneapolis Grain Exchange
         New York Mercantile Exchange
         New York Commodity Exchange
         Winnipeg Commodity Exchange

         BASIC FUNDAMENTAL INFORMATION

         U.S. Company names
         P/E Ratio
         52 week high/low
         Dividend Rate
         Dividend Amount
         Dividend Yield

PART II:  AUTHORIZED GEOGRAPHICAL AREA

                  Distribution of the ComStock Information may only be made by Distributor to Subscribers located in the United States and Canada. Subscribers may access the ComStock Information outside of the U.S. and Canada but Distributor shall not purposely market outside of these regions.

                                    EXHIBIT B
                       DESCRIPTION OF DISTRIBUTOR SERVICE

DESCRIPTION OF THE SYSTEM

                  The FIFC quote system has been designed in order to provide delayed and real-time stock market and related data to individual investors using the Internet as the data transmission medium. A description of the hardware and software components of the system are as follows:

HARDWARE

        Figure 1.0a below is a schematic of the basic FIFC quote system;

                             [DIAGRAM APPEARS HERE]

SUBSYSTEMS

                  We currently have 8 distinct subsystems each providing a critical piece of functionality.

DATA PARSER

                  Receives and parses the data feed, sending parsed data to the quote server.

QUOTE SERVER

                  Quote server maintains an in memory copy of the latest trading information for all Symbols.

DATABASE

                  Database (currently Microsoft SQL) contains subscriber information, including entitlements, as well as exchange and market information on Symbols.

APPLET SERVER

                  Ticker.bat maintains subscriber portfolios and applet options. Serves as applet interface to quote information which resides in either the Database or the Quote Server

USER INTERFACE

                  The user interface is the applet itself (e.g. Portfolio Manager).

                  Because an applet can only connect back to the machine from which it is loaded, the User Interface must be co-located with the Applet Server(s) so it can be loaded and started in the Subscriber's browser.

WEB SERVER

                  The web server is the internet presence for FIFC. It contains the home page, help files, ticker lookup, login forms and other html/cgi related files.

SOFTWARE

                  Typical of most websites, the FIFC quote site features an HTML interface with the user, but also makes use of innovative Java applets to provide financial market information to subscribers.

FUNCTIONS THAT THE SYSTEM IS INTENDED TO PERFORM

                  The FIFC quote system is intended only to provide a "window" between the financial markets and individual investors, there will no transactions involved. The system allows registered users to login using their individual Login ID and password in order to access real-time market information. (Users must register and provide the information that is required by the stock exchanges as well as credit card information in order to be eligible to use the service.)

                  Through the web site, investors can access information from all major North American exchanges. i.e. NASDAQ, New York Stock Exchange, American Stock Exchange, Toronto Stock Exchange, Montreal Stock Exchange, Vancouver Stock Exchange, Alberta Stock Exchange, etc.

                  Registered users request real-time updates on equities and options in a preset portfolio defined by the user, including BBO, Last Sale, Volume, day hi-lo, 52 wk hi-lo, time of last sale, open, and previous close. The system provides the quotes in a table format and a ticker format to the user through a series of graphical user interfaces which have been created using Java. The system automatically refreshes the information on the screen. The system is intended to provide a mechanism for investors to track baskets of securities in real-time.

                  First International intends to offer three levels of service at three prices:

     delayed data "snapshots"                     -  free
     real-time data "snapshots"                   -  $34.95 per month per user
     real-time data "continuous tick-by-tick"     -  $49.95 per month per user

                  Real-time data is defined by the sources themselves.

                  A "snapshot" is defined as a moment of market data captured and displayed to the user. The user does not receive every tick change.

                  "Continuous tick-by-tick" is defined as a service in which the user receives every tick change.


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


INFORMATION SOURCES TO BE DISPLAYED

                  As defined in Exhibit A of this agreement.

HOW S & P DATA WILL BE UTILIZED

                  The data itself is the heart of the FIFC quote system. S & P data will only be used to the extent that FIFC's registered users request market information from the system. Only a user who has specifically requested (and paid for) S & P data will be allowed to access real-time market Information.

                  The S & P data feed will only be used to support the intended uses of the FIFC quote system. Data will not be provided to users through any other vehicle.

PROFILE OF SYSTEM USERS

                  FIFC quote users are a diverse group of individuals. Perhaps most important (and most relevant) is the fact that, in accordance with the exchange agreements, all FIFC quote users will be financial industry non-professionals. Primary testing and marketing of the site suggests that the majority of our users are likely to be North American; however, the global reach of the Internet also allows us to reach users around the world.

DATA EQUIPMENT

                  Data is received via satellite receiver at the Company's premises and distributed to the S & P Comstock Client Site Processor.

DATA PARSER & QUOTE SERVER

                  These two programs (S & P Comstock Client Site Processor v 3.0) reside in a Digital Equipment Corporation Celebris XL 5166DP with Dual 166 Mhz Pentium processors, 128MB EDO RAM, 512kb cache, Ethernet PCI 10/100 Mbps, Windows NT 4.0 Database & Webserver The customer database (currently Microsoft
SQL) and webserver (Microsoft Internet Information Server) reside in a Digital Equipment Corporation Alpha 1000 Server. The AlphaServer configuration is 266 Mhz Pentium, 64-bit platform, 128 MB EDO RAM Windows NT Server 4.0.

APPLET SERVER

                  This program resides in a Digital Equipment Corporation Celebris XL 5166DP Dual 166 Mhz Pentium processors with 128MB EDO RAM, 512kb cache, Ethernet PCI 10/100 Mbps, Windows NT 4.0

USER INTERFACE

                  The user interface is the applet itself (e.g. Portfolio Manager). Because an applet can only connect back to the machine from which it is loaded, the User Interface must be co-located with the Applet Server(s) so it can be loaded and started in the Subscriber's browser.


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


ENTITLEMENT CONTROLS

                  Entitlements are controlled by First International's administrative staff. Only users subscribed to the service will receive data. Users have no control over entitlements. Subscribers access is limited to a single session per login id, i.e. if a single login id is active another session cannot be created until the original session is terminated. This eliminates the action of login id sharing among multiple individuals.


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                                    EXHIBIT C
                        DESCRIPTION OF COMSTOCK EQUIPMENT


                  Licensee will use the ComStock Digital Data feed from equipment to be provided at the Licensee's site. The feed will be distributed through a port of the ComStock Client Site Processor (CSP) into the head end service of the Licensee. The ComStock CSP is fed with 56KB band data run via satellite equipment.

                  Licensee location is registered at:

                                    1413 22nd Avenue S.W.
                                    Calgary, Alberta
                                    Canada 12T 0R6

                                    EXHIBIT D
                                SCHEDULE OF FEES

Monthly Fees:

        Monthly Base Rate                          $520
        Satellite Equipment if needed              $200
        Subscriber Fees:


  # of Subscribers      Real-time Continuously Updated     # of Subscribers     Real-Time Snapshot Basis
       1 -   100                    $20.00                     1 -  100                   $5.00
     101 -   500                    $15.00                   101 -  250                   $4.00
     501 -  1000                    $13.00                   251 -  500                   $3.00
    1001 -                           10.00                   501 - 1000                    2.00
                                                            1001 -                        $1.00


        NASDAQ Level II                   $15/user
        Full Fundamental Data             $ 2/user - if needed
        S&P News                          $10/user - if needed

                  If Full Fundamental Data and/or S&P News are launched, then a $1500/month minimum shall apply for the services.

                  Distributor has the right to distribute the delayed ComStock Information to an unlimited number of Subscribers without any additional monthly fees.

                  If the above level is not reached, Distributor shall pay S&P ComStock a minimum Subscriber Fee of $2500 per month after the first six months.

One-Time Fees:

         Installation
         Refundable Security Deposit $500

                                    EXHIBIT E
               TERMS AND CONDITIONS OF USE OF COMSTOCK INFORMATION


                  All information provided by S&P ComStock, Inc. ("ComStock") and its affiliates (the "ComStock Information") on __ __ World Wide Web site is owned by or licensed to ComStock and its affiliates and any user is permitted to store, manipulate, analyze, reformat, print and display the ComStock Information only for such user's personal use. In no event shall any user publish, retransmit, redistribute or otherwise reproduce any ComStock Information in any format to anyone, and no user shall use any ComStock Information in or in connection with any business or commercial enterprise, including, without limitation, any securities, investment, accounting, banking, legal or media business or enterprise.

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